Confidential

STOCK PURCHASE AGREEMENT

     THIS Stock Purchase Agreement (hereinafter referred to as the “Agreement”) is dated as of February 15, 2006 (the “Effective Date”), by and between Xalted Information Systems, Pvt., Ltd., an Indian corporation (the “Company”) (the “Company”), and Pratap (Bob) Kondamoori (“Mr. Kondamoori”) and Raj Manikonda (“Mr. Manikonda” and together with Mr. Kondamoori, collectively the “Buyers” and individually a “Buyer”). The Buyers and the Company are sometimes hereinafter referred to collectively as the “Parties” and individually as a “Party.”

     WHEREAS, the Buyers are residents of the country of India.

     WHEREAS, the Company agrees to sell certain of its 570,039 shares to Mr. Kondamoori (the “K Shares”) and 190,028 of its shares to Mr. Manikonda (the “M Shares, and together with the K Shares, collectively the “Shares”) and the Buyers agree to buy such Shares from the Company at the terms and conditions set forth in this Agreement.

     WHEREAS, the Parties entered into a Share Exchange and Restricted Stock Purchase Agreement (this “Exchange Agreement”), dated October 1, 2004, under which the Buyers, among other things, agreed to exchange their then existing Company shares for shares in Xalted Networks, Inc., a Delaware corporation (“XNI”).

     WHEREAS, the Parties have entered into an Amendment to the Exchange Agreement and Option to Purchase and Right to Distributions Agreement on the date hereof (the “First Amendment”) on the date hereof, which, among other things, rescinded a portion of the transfer of the Company shares by the Buyers under the Exchange Agreement and gave XNI beneficial ownership over, the right to distributions in connections with, the power to vote and the option to receive (when allowed by Indian law) all of the shares of Company owned by the Shareholders (collectively the “Rights”).

     WHEREAS, the Buyers agree and intend to subject and include the Shares bought under this Agreement to the terms and conditions of the First Amendment, which is to be signed on the date hereof.

     NOW, THEREFORE, THE PARTIES HERETO AGREE AS FOLLOWS:

          1. Purchase and Sale of Shares. Subject to the terms and conditions of this Agreement, the Buyers agree to purchase and the Company agrees to sell to the Buyers the Shares at the par value per share of the Shares.

          2. The First Amendment. The Parties agree that the Share bought hereunder shall be included in and subject to the terms and conditions of the First Agreement.

          3. The Company represents that (i) it has good title to the Shares, (ii) it has all necessary power and authority to enter into and perform this Agreement, and (iii) this Agreement constitutes its valid and binding obligation.

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     4. For valid consideration, receipt of which the Company acknowledges by execution of this Agreement, the Company transfers and assigns to the Buyers all of its right, title and interest to the Shares.

     5. The Buyers accepts ownership of the Shares under the terms and conditions of this Agreement.

     6. Each Buyer individually represents and confirms as follows:

          a. The Buyer is acquiring the Shares solely for its own account for investment, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Buyer has no present intention of selling, granting any participation in, or otherwise distributing the same.

          b. The Buyer does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or any third person, with respect to any of the Shares.

          c. The Buyer has had an opportunity to ask questions of and receive answers from the Company regarding the Company, its business and prospects and the terms and conditions of the sale of the Shares. Buyer has received all the information it considers necessary or appropriate for deciding whether to acquire the Shares.

          d. The Buyer has previously invested in securities of companies in the development stage and acknowledges it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits of acquiring the Shares.

     7. This Agreement shall be governed by and construed under the laws of the Country of India as applied to agreements among California residents entered into and to be performed entirely within India.

     8. The Parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

     9. This Agreement shall be binding upon the Buyer, successors, assigns and legal representatives of the Parties hereto.

     10. This Agreement may be signed by facsimile and executed in counterparts with the same force and effect as if each of the signatories had executed the same instrument.

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     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as the Effective Date.

MR. KONDAMOORI:	MR. MANIKONDA

Signature: /s/ Pratap (bob) Kondamoori	Signature: /s/ Raj Manikonda
Name: Pratap (bob) Kondamoori	Name: Raj Manikonda

THE COMPANY:

Signature: /s/ Raj Manikonda
Name: Raj Manikonda
Title: Managing Director

Signature: /s/ Pratap (Bob) Kondamoori
Name: Pratap (Bob) Kondamoori
Title: Chief Executive Officer

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